   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1997


                                                      REGISTRATION NO. 333-38389
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO
                                     FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          PENWEST PHARMACEUTICALS CO.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            WASHINGTON                           2834                           91-1513032
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                                 2981 ROUTE 22
                            PATTERSON, NY 12563-9970
                                 (914) 878-3414

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                TOD R. HAMACHEK
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          PENWEST PHARMACEUTICALS CO.
                                 2981 ROUTE 22
                            PATTERSON, NY 12563-9970
                                 (914) 878-3414

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

      STEVEN D. SINGER, ESQ.        EDMUND O. BELSHEIM, JR., ESQ.         LESLIE E. DAVIS, ESQ.
        HALE AND DORR LLP            PENWEST PHARMACEUTICALS CO.     TESTA, HURWITZ & THIBEAULT, LLP
         60 STATE STREET                    2981 ROUTE 22                   HIGH STREET TOWER
         BOSTON, MA 02109              PATTERSON, NY 12563-9970              125 HIGH STREET
          (617) 526-6000                    (914) 878-3414                   BOSTON, MA 02110
                                                                              (617) 248-7000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [ ]
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     (A) Exhibits:


EXHIBIT
  NO.                                             DESCRIPTION
-------         --------------------------------------------------------------------------------
   1.1*     --  Form of Underwriting Agreement.
   3.1*     --  Amended and Restated Articles of Incorporation.
   3.2*     --  Amended and Restated Bylaws of the Company.
   4.1*     --  Specimen certificate representing the Common Stock.
   5.1*     --  Opinion of Edmund O. Belsheim, Jr.
 +10.1*     --  Product Development and Supply Agreement dated August 17, 1994 by and between the Registrant and Mylan Pharmaceuticals Inc. ("Mylan").
 +10.2*     --  Product Development and Supply Agreement dated August 3, 1995 by and between the
                Registrant and Mylan.
 +10.3*     --  Product Development and Supply Agreement dated March 22, 1996 by and between the
                Registrant and Mylan.
 +10.4*     --  Sales and Distribution Agreement dated January 3, 1997 by and between the
                Registrant and Mylan.
 +10.5*     --  Product Development and Supply Agreement dated May 31, 1996 by and between the
                Registrant and Kremers Urban Development Company.
 +10.6      --  Product Development and Supply Agreement dated August 30, 1996 by and between the Registrant and Kremers Urban Development Company.
 +10.7*     --  Product Development, License and Supply Agreement dated February 28, 1997 by and between the Registrant and Sanofi Winthrop International S.A., as amended.
 +10.8*     --  Agreement dated May 26, 1995 by and between the Registrant and Leiras OY.
 +10.9*     --  Agreement dated July 27, 1992 by and between the Registrant and Leiras OY.
+10.10*     --  Strategic Alliance Agreement dated as of September 17, 1997 by and between the
                Registrant and Endo Pharmaceuticals Inc.
 10.11*     --  1997 Equity Incentive Plan.
 10.12*     --  1997 Employee Stock Purchase Plan.
 10.13*     --  Form of Separation Agreement to be entered into between the Registrant and
                Penford Corporation ("Penford").
 10.14*     --  Form of Excipient Supply Agreement to be entered into between the Registrant and
                Penford.
 10.15*     --  Form of Services Agreement to be entered into between the Registrant and
                Penford.
 10.16*     --  Form of Tax Allocation Agreement to be entered into between the Registrant and
                Penford.
 10.17*     --  Form of Employee Benefits Agreement to be entered into between the Registrant and Penford.
 10.18*     --  Recognition and Incentive Agreement dated as of May 14, 1990 between the
                Registrant and Anand Baichwal, as amended.
  21.1*     --  Subsidiaries.
  23.1*     --  Consent of Ernst & Young LLP.
  23.2*     --  Consent of Edmund O. Belsheim, Jr. (included in Exhibit 5.1).
  24.1*     --  Power of Attorney.
  27.1*     --  Financial Data Schedule.


---------------
 * Previously filed.

 + Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commissioner.

     (B) Financial Statements Schedules:

          Schedule II -- Valuation and Qualifying Accounts

     All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Patterson, New York, on December 17, 1997.

                                          PENWEST PHARMACEUTICALS CO.

                                          By: /s/ JOHN V. TALLEY, JR.
                                            ------------------------------------
                                            John V. Talley, Jr.
                                            President and Chief Operating
                                              Officer

                        POWER OF ATTORNEY AND SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                              TITLE(S)                   DATE
------------------------------------------  ------------------------------  -----------------

                    *                       Chairman, Chief Executive       December 17, 1997
------------------------------------------    Officer and Director
             Tod R. Hamachek                  (Principal Executive
                                              Officer)

                    *                       Vice President, Finance and     December 17, 1997
------------------------------------------    Chief Financial Officer
             Jennifer L. Good                 (Principal Financial and
                                              Accounting Officer)

                    *                       Director                        December 17, 1997
------------------------------------------
             Paul E. Freiman

                    *                       Director                        December 17, 1997
------------------------------------------
           Jere E. Goyan, Ph.D.

                    *                       Director                        December 17, 1997
------------------------------------------
              Rolf H. Henel

                    *                       Director                        December 17, 1997
------------------------------------------
           Robert J. Hennessey

                    *                       Director                        December 17, 1997
------------------------------------------
            N. Stewart Rogers

         /s/ JOHN V. TALLEY, JR.            Director                        December 17, 1997
------------------------------------------
           John V. Talley, Jr.

                    *                       Director                        December 17, 1997
------------------------------------------
      W. Leigh Thompson, Ph.D., M.D.

*By: /s/ JOHN V. TALLEY, JR.
     ---------------------------------

     John V. Talley, Jr.
     Attorney-in-fact

                                    EXHIBITS


                                                                                       SEQUENTIALLY
EXHIBIT                                                                                  NUMBERED
  NO.                                        DESCRIPTION                                   PAGE
-------         ---------------------------------------------------------------------  ------------
   1.1*     --  Form of Underwriting Agreement.
   3.1*     --  Amended and Restated Articles of Incorporation.
   3.2*     --  Amended and Restated Bylaws of the Company.
   4.1*     --  Specimen certificate representing the Common Stock.
   5.1*     --  Opinion of Edmund O. Belsheim, Jr.
 +10.1*     --  Product Development and Supply Agreement dated August 17, 1994 by and between the Registrant and Mylan Pharmaceuticals Inc. ("Mylan").
 +10.2*     --  Product Development and Supply Agreement dated August 3, 1995 by and between the Registrant and Mylan.
 +10.3*     --  Product Development and Supply Agreement dated March 22, 1996 by and between the Registrant and Mylan.
 +10.4*     --  Sales and Distribution Agreement dated January 3, 1997 by and between the Registrant and Mylan.
 +10.5*     --  Product Development and Supply Agreement dated May 31, 1996 by and between the Registrant and Kremers Urban Development Company.
 +10.6      --  Product Development and Supply Agreement dated August 30, 1996 by and between the Registrant and Kremers Urban Development Company.
 +10.7*     --  Product Development, License and Supply Agreement dated February 28,
                1997 by and between the Registrant and Sanofi Winthrop International
                S.A., as amended.
 +10.8*     --  Agreement dated May 26, 1995 by and between the Registrant and Leiras
                OY.
 +10.9*     --  Agreement dated July 27, 1992 by and between the Registrant and
                Leiras OY.
 +10.10*    --  Strategic Alliance Agreement dated as of September 17, 1997 by and between the Registrant and Endo Pharmaceuticals Inc.
  10.11*    --  1997 Equity Incentive Plan.
  10.12*    --  1997 Employee Stock Purchase Plan.
  10.13*    --  Form of Separation Agreement to be entered into between the
                Registrant and Penford Corporation ("Penford").
  10.14*    --  Form of Excipient Supply Agreement to be entered into between the
                Registrant and Penford.
  10.15*    --  Form of Services Agreement to be entered into between the Registrant and Penford.
  10.16*    --  Form of Tax Allocation Agreement to be entered into between the
                Registrant and Penford.
  10.17*    --  Form of Employee Benefits Agreement to be entered into between the
                Registrant and Penford.
  10.18*    --  Recognition and Incentive Agreement dated as of May 14, 1990 between the Registrant and Anand Baichwal, as amended.

                                                                                       SEQUENTIALLY
EXHIBIT                                                                                  NUMBERED
  NO.                                        DESCRIPTION                                   PAGE
-------         ---------------------------------------------------------------------  ------------
  21.1*     --  Subsidiaries.
  23.1*     --  Consent of Ernst & Young LLP.
  23.2*     --  Consent of Edmund O. Belsheim, Jr. (included in Exhibit 5.1).
  24.1*     --  Power of Attorney.
  27.1*     --  Financial Data Schedule.


---------------
 * Previously filed.

 + Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commissioner.